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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement on (i) Form S-3 (SEC File No. 333-37122), (ii) Form S-3 (SEC File No. 333-95291), (iii) Form S-4 (SEC File No. 333-91463), (iv) Form S-8 (SEC File
No. 333-70145), (v) Form S-8 (SEC File No. 333-79331), (vi) Form S-8 (SEC File
No. 333-95505) and (vii) Form S-8 (SEC File No. 333-81684) of Dice Inc. of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of Dice Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2001.

                                          /s/  Ernst & Young LLP

New York, New York
March 28, 2002